Fund Name
Select
BlackRock
Global
Allocation
Fund



Series Number
(Series 42)



Name of Affiliate
member of
underwriting or
selling syndicate
PNC Capital
Markets LLC








(A) if part of an
issue registered
under the
Securities Act of
1933 that is being
offered to the
public,
Yes



(B) part of an
issue of
governmental
securities, as
defined in section
2(a)(16) of the
Investment
Company Act of
1940,




(C) if Eligible
Municipal
Securities,




(D) if Securities
sold in an Eligible
Foreign Offering,




(E) if Securities
sold in an Eligible
Rule 144A
Offering









Issuer/Name of
Security
Verizon
Communicatio
ns Inc. (2026)



Description of
Security
BND/CORP








,
07/27/16








Underwriter(s)
from whom
purchased
Merrill Lynch,
Pierce, Fenner
& Smith
Incorporated








Syndicate
Member(s)
Deutsche
Bank
Securities Inc.




Goldman,
Sachs & Co.




Merrill Lynch,
Pierce, Fenner
& Smith
Incorporated




Mizuho
Securities USA
Inc.




Morgan
Stanley & Co.
LLC




Wells Fargo
Securities, LLC




BNY Mellon
Capital
Markets, LLC




PNC Capital
Markets LLC




SMBC Nikko
Securities
America, Inc.




U.S. Bancorp
Investments,
Inc.




Academy
Securities, Inc.




 Great Pacific
Securities




Lebenthal &
Co., LLC




Mischler
Financial
Group, Inc.




The Williams
Capital Group,
L.P.




























Aggregate
Principal amount
or Number of
Shares
260,000



Aggregate
Purchase Price
$259,337.00



Aggregate
principal amount
of such class of
securities being
offered
$2,250,000,00
0.00








Purchase Price
per Unit
$99.75








Date First
Offered:
07/27/16



Price paid by
each other
purchaser in the
offering or in any
concurrent
offering prior to
close of first full
business day on
which sales are
made.
$99.75



Commission,
spread or profit
(%)
0.40%;
$9,000,000








The advisor/sub advisor certifies
that the following information
contained herein is complete and
accurate and the following
conditions have been satisfied:



The purchase price did not exceed
the price paid by each other
purchaser in the offering or in any
concurrent offering prior to close
of first full business day on which
sales are made.



The underwriting was a Firm
Commitment Underwriting:



The commission, spread, or profit
was reasonable and fair in relation
to that being received by others
for underwriting similar securities
during the same period



For securities that are not
municipal securities - The issuer
has been in continuous operation
for not less than three years,
including the operations of any
predecessors.



For municipal securities only - The
issue of securities has received an
investment grade rating from a
NRSRO  or, if the issuer or entity
supplying the revenues from which
the issue is to be paid has been in
operation less than three years
(including the



The amount of such securities
purchased by all of the investment
companies advised by the advisor
and the relevant sub-advisor(s) to
the Fund purchasing such
securities did not exceed 25% of
(X) or (Y).



No Affiliated Underwriter was a
direct or indirect participant in the
sale.



Each transaction specified in this
report has been effected in
compliance with SEC Rule 10f-3.